EXHIBIT 10.2

FIRST AMENDMENT TO THE

RED ROBIN GOURMET BURGERS, INC.

DEFERRED COMPENSATION PLAN

This FIRST AMENDMENT (the “Amendment”) to the RED ROBIN GOURMET BURGERS, INC. DEFERRED COMPENSATION PLAN (the “Plan”) is made as of this 28th day of October 2013, by the Compensation Committee (the “Committee”) of the Board of Directors of Red Robin Gourmet Burgers, Inc. a Delaware corporation (the “Company”).

INTRODUCTION

The Company maintains the Plan for the benefit of a select group of management and/or highly-compensated employees of the Company and its affiliates pursuant to a Plan document dated November 19, 2008.  Section 8.8 of the Plan provides that the Committee may amend the Plan.  The Committee now wishes to amend the Plan to reflect certain changes in the administration of future deferrals.

AMENDMENT

NOW THEREFORE, effective November 1, 2013, the Committee does hereby amend the Plan as follows:

1.                                      By adding the following to the end of Section 1.1(p):

“Notwithstanding the foregoing, with respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013, the term ‘Payment Date’ shall mean:  (1) with respect to distributions pursuant to an In-Service Distribution Schedule for a Plan Year, the date specified by the Participant in accordance with the procedures established by the Committee, and (2) with respect to distributions pursuant to a Termination Distribution Schedule, the first regularly scheduled pay day following the end of the six-month period following the Participant’s Termination of Employment.  In no event shall the Payment Date pursuant to a Termination Distribution Schedule for any Participant occur before the end of the six -month period following the Participant’s Termination of Employment.”

2.                                      By deleting Plan Section 3.1(c)(2) effective November 1, 2013.

3.                                      By substituting the following for the first sentence of Section 6.1(a):

“With respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013, in the case of a Participant who incurs a Termination of Employment and has an Account balance of more than $50,000 at the time of such Termination of Employment, the Participant’s vested Account shall be paid to the Participant in a lump sum on the Participant’s Payment Date, unless the Participant has properly submitted a Termination Distribution Schedule pursuant to Section 3.1(d). “

4.                                      By adding the following to the end of Section 6.1(a)(2):

“Effective with respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013, a Participant’s Termination Distribution Schedule may provide for substantially equal annual installments over a period of up to 15 years.”

5.                                      By adding the following to the end of Plan Section 6.2:

“Notwithstanding the foregoing, effective with respect to amounts deferred pursuant to Deferral Election Forms submitted on or after November 1, 2013: (1) payments pursuant to a Participant’s In-Service Distribution Schedule with respect to amounts deferred in a given Plan Year shall not be distributed earlier than one year from the last day of the Plan Year for which the deferrals are made, and; (2) in the case of a Participant with an Account balance of more than $25,000 as of the applicable Payment Date, an In-Service Distribution Schedule may provide for payment in the form of a lump sum or annual installments payable over a period of up to 15 years.”

Except as expressly modified by this First Amendment, the Plan shall otherwise remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Committee has executed this First Amendment as of the day and year first above written.

Date:	October 28, 2013	/s/ Lloyd L. Hill
Lloyd L. Hill

Date:	October 28, 2013	/s/ Richard J. Howell
Richard J. Howell

Date:	October 28, 2013	/s/ Pattye L. Moore
Pattye L. Moore

Date:	October 28, 2013	/s/ James T. Rothe
James T. Rothe